News Release:

Patriot Minefinders Update

Vancouver, B.C., May 2nd, 2013 - Patriot Minefinders Inc. (“Patriot”, or the “Company”) (OTCBB: PROF) wishes to announce that further to the news release dated November 28, 2012 that the Company’s agreement with Bearing Resources (BRZ: TSX Venture) whereby Patriot could earn up to a 75% interest in the 13,400 hectare Kilometer 66 (“KM66”, also known as Mapimi) property located in Durango, Mexico has terminated. In addition, Patriot has been notified that Bearing has elected to terminate its underlying option agreement with the Mexican vendors of the property. Patriot is targeting opportunities to obtain 100% ownership potential in advanced stage silver projects at attractive terms. The company will update the investment public upon any material developments related to the execution of this business objective.

Fred Tejada, P.Geo, Director of Patriot, is a qualified person within the context of National Instrument 43-101, has reviewed and takes responsibility for the technical content of this news release.

On behalf of the Board

“John LaGourgue”

JOHN LAGOURGUE, CEO & Director

Patriot Minefinders Inc
700 - 510 West Hastings Street
Vancouver, B.C., Canada V6B1L8
Tel. 604-687-7160 Fax. 604-687-7165
Email: info@patriotminefinders.com
Website: www.patriotminefinders.com

Notice Regarding Forward-Looking Statements

This current report contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, any mineralization, development or exploration of the La Gloria, any geological similarities with other properties in the region, and the timing of any work program or exploration activities, and any results that may be obtained.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration and difficulties associated with obtaining financing on acceptable terms. We are not in control of metals prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Caution to U.S. readers

This notice references resources in the “Measured” “Indicated” and “Inferred” categories. These are terms defined under National Instrument 43-101 of the Canadian securities regulators. We advise U.S. investors that while these terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. Investors are cautioned not to assume that any part or all of the material in the “Measured” or “Indicated” resource categories will ever be converted into mineral reserves. In addition, “Inferred” resources have great uncertainty as to their existence, and great uncertainty as to the economic and legal feasibility of exploiting these in a mining operation. It cannot be assumed that any part or all of an Inferred resource will ever be upgraded to a higher category. Under Canadian rules, estimates of an Inferred resource may not form the basis of pre-feasibility or feasibility studies except in rare cases. Investors are cautioned not to assume that any part or all of an Inferred resource exists or is economically or legally mineable.